UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
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CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 16, 2020
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Life Partners Position Holder Trust
Life Partners IRA Holder Partnership, LLC
(Exact name of registrants as specified in its charter)
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Texas
(State or Other Jurisdiction of Incorporation)

000-55783 000-55784	81-6950788 81-4644966
(Commission File Number)	(I.R.S. Employer Identification Nos.)

2001 Ross Avenue, Suite 3600 Dallas, Texas	75201
(Address of Principal Executive Offices)	(Zip Code)

(214) 698-7893
(Registrants’ Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrants are emerging growth companies as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth companies  ☐
If emerging growth companies, indicate by check mark if the registrants have elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Section 5 – Corporate Governance and Management
Item 5.02 Termination of Engagement of Chief Financial Officer.
Effective January 16, 2020 the Life Partners Position Holder Trust has terminated Wayne Williams engagement as its Chief Financial Officer to allow him to pursue other business opportunities on a fulltime basis. Mr. Williams was compensated under his engagement agreement through the date of termination. The termination did not relate to a disagreement or accounting issue. No replacement has been named at this time as all accounting functions are currently being performed by existing accounting personnel. The Trust thanks Mr. Williams for his valuable service during his tenure.